                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-18.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                                   For and on behalf of the Limited Partnership
                                   BC European Capital VIII-18:

                                   /S/ MATTHEW ELSTON
                                   ---------------------------------------------
                                   Name:  Matthew Elston
                                   Director, CIE Management II Limited
                                   acting as General Partner of the Limited
                                   Partnership BC European Capital VIII-18

                                   /S/ LAURENCE MCNAIRN
                                   ---------------------------------------------
                                   Name:  Laurence McNairn
                                   Director, CIE Management II Limited
                                   acting as General Partner of the Limited
                                   Partnership BC European Capital VIII-18